SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2003

TODHUNTER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13453	59-1284057
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 1500, West Palm Beach, FL	33401
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 655-8977

TODHUNTER INTERNATIONAL, INC.

FORM 8-K
CURRENT REPORT

Item 5.                                                           Other Events and Required FD Disclosure.

On March 19, 2003, Todhunter International, Inc. (the “Company”) issued a press release announcing that on March 18, 2003, its Board of Directors approved the formation of a special committee of independent directors to explore the possibility of entering into a “going private” transaction.  A copy of the press release relating to the foregoing is set forth as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.                                                           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Business Acquired.

Not applicable.

(b)                                 Pro Forma Financial Information.

Not applicable.

(c)                                  Exhibits.

99.1                           The Company’s Press Release, dated March 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODHUNTER INTERNATIONAL, INC.

Date:	March 24, 2003	By:	/s/ Jay S. Maltby
Jay S. Maltby
Chairman, Chief Executive Officer
And President